Exhibit 99.1

           EDGAR Online Makes ValueRich Presentation Available Online

     SOUTH NORWALK, Conn.--(BUSINESS WIRE)--March 10, 2005--EDGAR(R) Online(R), Inc. (NASDAQ: EDGR), a leading provider of value-added business and financial information on global companies to financial, corporate and advisory professionals, today announced its strategy for growing its revenues and subscriber base at the ValueRich Small-Cap Financial Expo in Palm Beach, Fla.
     Susan Strausberg, EDGAR Online's president and CEO, said, "We have a tremendous opportunity to expand our subscription business and grow revenues with our new I-Metrix(TM) suite of products, which we will release in April. Because I-Metrix is based on eXtensible Business Reporting Language (XBRL), it will provide a new level of financial information transparency to analysts, auditors and corporate finance specialists. The low cost, speed, accuracy and depth of information that I-Metrix will provide will expand EDGAR Online's addressable market."
     The company will also market I-Metrix through its distribution partners, Microsoft(R) (NASDAQ: MSFT), Hitachi (NYSE: HIT), Rivet Software, and others.
     The company's ValueRich Expo presentation is available at www.edgar-online.com.
     More information about the ValueRich Expo is available at www.vrexpo.net.

     About XBRL

     XBRL is a universal format for exchanging financial and business reporting data. XBRL-based documents allow for the tagging of specific pieces of financial and business reporting information. XBRL tags are analogous to bar codes on physical products. They allow for the automatic interchange of financial and business reporting data among various parties throughout the information supply chain, regardless of the software any party uses. More information about XBRL is available from XBRL International, Inc. (www.xbrl.org).

     About EDGAR(R) Online(R), Inc.

     EDGAR Online, Inc. (Nasdaq: EDGR), www.edgar-online.com, is a leading provider of value-added business and financial information on global companies to financial, corporate, and advisory professionals. The company makes its information and a variety of analysis tools available via online subscriptions and licensing agreements to a large user base.

     "Forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future events or results. EDGAR Online, Inc. disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. Please refer to the documents filed by EDGAR Online, Inc. with the Securities and Exchange Commission, which identify important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with our ability to (i) increase revenues, (ii) obtain profitability, and (iii) obtain additional financing, changes in general economic and business conditions (including in the online business and financial information industry), actions of our competitors, the extent to which we are able to develop new services and markets for our services, risks in connection with acquisitions, the time and expense involved in such development activities, the level of demand and market acceptance of our services and changes in our business strategies.

     EDGAR(R) is a federally registered trademark of the U.S. Securities and Exchange Commission (SEC). EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.


     CONTACT: EDGAR Online, Inc.
              Mike Frank, 212-457-8231
              mfrank@edgar-online.com